Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Issue Date: February 1, 2006

MULTICELL TECHNOLOGIES, INC. WARRANT TO PURCHASE COMMON STOCK

          This Warrant to Purchase Common Stock (the "Warrant") is issued to Trilogy Capital Partners, Inc., or registered assigns (the "Holder") by MultiCell Technologies, Inc., a Delaware corporation (the "Company").

1.

Exercise of Warrant and Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled at any time and from time to time during the Exercise Period, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase, in whole or in part, from the Company up to 1,000,000 fully paid and nonassessable Shares, at an exercise price per share equal to the Exercise Price (as defined below).

	2.	Definitions.
		(a)	"Act" shall mean the Securities Act of 1933, as amended.
(b)

"Change of Control" shall mean (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization.

		(c)	"Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.
		(d)	"Exercise Period" shall mean the term commencing on the Issue Date and ending on the expiration of this Warrant pursuant to Section 14 hereof.
		(e)	"Exercise Price" shall mean $0.60.
		(f)	"Issue Date" shall mean the date first set forth above.
		(g)	"Shares" shall mean shares of the Company's Common Stock issued or issuable pursuant to this Warrant.
3.

Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and
(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.
4.

Net Exercise. In lieu of cash exercising this Warrant and subject to Section 1 hereof, the Holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Y (A - B) X = A

Where
		X --	The number of Shares to be issued to the Holder of this Warrant.
		Y --	The number of Shares being surrendered under this Warrant.
		A --	The fair market value of one Share as set forth below.
		B --	The Exercise Price.

For purposes of this Section 4, the fair market value of a Share shall mean the closing price of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company's Board of Directors.

(a)

Warrant Exercise Limitation. Notwithstanding any other provision of this Agreement, if as of the date of exercise the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, Holder may not exercise Warrants under this Section to the extent that immediately following such exercise Holder would beneficially own 5% or more of the outstanding Common Stock of the Company. For this purpose, a representation of the Holder that following such exercise it would not beneficially own 5% or more of the outstanding Common Stock of the Company shall be conclusive and binding upon the Company.

5.

Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter. The Company will use its "best efforts" to deliver Shares within three (3) days, and in any event within ten (10) days of the delivery of the subscription notice. The Company shall also issue a replacement warrant on the terms herein to the Holder for any Shares not so exercised.

6.

Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.

Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)

Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of shares of Common Stock as were purchasable by the Holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)

Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

8.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

	9.	Representations and Covenants of the Company.
(a)

The Company represents that all corporate actions on the part of the Company necessary for the sale and issuance of this Warrant have been taken, and that the Warrant is fully enforceable in accordance with its terms.

(b)

The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

	10.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:
(a)

This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)

The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

(c)

The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

		(d)	The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.
(e)

The Holder agrees and acknowledges that the Holder has no other rights to purchase any shares of the Company's capital stock and the Holder shall not have any rights of first refusal or preemptive rights or other similar rights in connection with any issuances of the Company's capital stock.

(f)

The Holder is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g)

The Holder understands that the Warrant and the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Holder represents that it is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(h)

The Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant to Purchase Common Stock. Such Holder relies solely on such advisors and not on any statements or representations of the Company, the Company's counsel, or any of the Company's agents. Such Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(i)

Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Warrant or the Shares unless and until (X) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder (i) to a fund, partnership, limited liability company or other entity that is affiliated with such transferring Holder, (ii) to an officer, director, partner or member (or retired partner or member) of such transferring Holder, or to the estate of any such partner or member (or retired partner or member), (iii) to such transferring Holder's spouse, siblings, lineal descendants or ancestors by gift, will or intestate succession or (iv) in compliance with Rule 144(k) (or any successor provision) of the Act so long as the Company is furnished with satisfactory evidence of compliance with such rule; provided, however, that, in the case of (i), (ii) or (iii), the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

	11.	Registration Rights.
		(a)	With respect to the Shares:
(i)

If the Company elects to register any securities of the Company, the Holder will have customary "piggy-back" registration rights for the Shares, subject to customary "cut-back" provisions in favor of the Company; and

(ii) Once the Holder is eligible to sell all of the Shares pursuant to Rule 144(k) promulgated under the Act, then the Holder's registration rights set forth above shall expire and terminate.
		(b)	Indemnification
(i)

To the extent permitted by law, the Company will indemnify and hold harmless the Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 11, and each underwriter or selling broker, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter or selling broker, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished in writing to the Company by such Holder, any of such Holder's officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 11(b)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(ii)

To the extent permitted by law, the Holder will, if securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter or selling broker, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter or selling broker within the meaning of Section 15 of the Securities Act, each other holder registering securities, and each of their officers, directors, and partners, and each person controlling such other holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 11 exceed the gross proceeds from the offering received by such Holder.

(iii)

Each party entitled to indemnification under this Section 11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(iv)

If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(v)

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(c)

The Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 11.

12.

Restrictive Legend. The Shares (unless registered under the Act or transferable under Rule 144(k)) shall be stamped or imprinted with a legend in substantially the following form (in addition to any other applicable legends as set forth in the documents delivered by the purchasers of the Company's Common Stock, including the original Holder of this Warrant):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.

Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided in Section 3 of this Agreement.

	14.	Expiration of Warrant; Notice of Certain Events Terminating This Warrant. This Warrant shall expire and shall no longer be exercisable upon the earliest to occur of:
		(a)	5:00 p.m., California local time, on the date of the third (3rd) anniversary of the Issue Date; or
		(b)	Any Change of Control, provided that the Company shall have provided at least twenty (20) days prior written notice of the Change of Control.
15.

Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address at its principal corporate offices (attention: President), and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

16.

Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

17.

Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[Remainder of page intentionally left blank.]

This Warrant to Purchase Common Stock is issued as of the date first set forth above.

MULTICELL TECHNOLOGIES, INC.
By: W. Gerald Newmin, Chief Executive Officer

TRILOGY CAPITAL PARTNERS, INC.
By: Name: Title:

MultiCell Technologies, Inc. Signature Page to Warrant to Purchase Common Stock

EXHIBIT A
NOTICE OF EXERCISE

TO:	MultiCell Technologies, Inc. Attention: Chief Executive Officer

1.	The undersigned hereby elects to purchase __________ Shares of Common Stock of MultiCell Technologies, Inc. pursuant to the terms of the attached Warrant.
2.

Immediately prior to, and contingent upon the closing of a Change of Control, the undersigned hereby elects to purchase __________ Shares of Common Stock of MultiCell Technologies, Inc. pursuant to the terms of the attached Warrant.

3.	Method of Exercise (Please initial the applicable blank):
___

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

		___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.
4.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.

The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)			(Title)